Exhibit 99.1

NEWS RELEASE
CONTACTS: PRESS RELATIONS
BETSY CASTENIR
(212) 339-3424

FOR IMMEDIATE RELEASE
INVESTOR RELATIONS
ROBERT TUCKER
(212) 339-0861

FSA HOLDINGS TO DELAY 3Q REPORTING DUE TO RESTATEMENT

OF PAST RESULTS RELATING TO INTERPRETATION OF SFAS 133 ON
CERTAIN HEDGE RELATIONSHIPS

RESTATEMENT WILL RESULT IN

AN INCREASE IN CUMULATIVE PRIOR-PERIOD EARNINGS

New York, New York, November 8, 2005 – Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced today that it would delay issuance of its third quarter 2005 earnings release and the filing of its 10-Q to allow time to restate financial results for the years 2001 through 2004 and the first two quarters of 2005. The restatement results from an error arising from the Company’s prior interpretation of the hedge accounting requirements of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133) for certain economically effective hedging relationships.

The cumulative impact of the restatement is estimated to be in the range of a $55 million to $60 million after-tax increase in earnings for the period January 1, 2001 through June 30, 2005. These restatement adjustments do not result in any significant changes in the Company’s overall financial condition or liquidity position even though inter-period volatility of earnings will increase. (As the Company intends to hold to maturity the hedge derivatives giving rise to these adjustments, the increase in earnings will reverse over time.)

Specifically, the Company’s accounting documentation for certain hedging relationships did not meet the requirements for hedge accounting, and investments and obligations in the form of zero coupon bonds did not qualify for the “short-cut” method of hedge accounting under SFAS 133.

Joseph W. Simon, Chief Financial Officer of the Company, said: “We recently became aware that we had not met certain technical requirements of SFAS 133. Although the hedges have been economically effective, we are restating our financial results to correct the situation and be sure that we have properly applied these rules.”

In light of this announcement, the Company’s previously released financial statements for the periods being restated should not be relied upon. The financial statements of FSA will also be restated. Although certain line items will be affected, there is no net impact on earnings or shareholders’ equity of FSA. These restatements may also reflect additional changes that are not expected to have a material impact on the results of the operations or financial condition of the Company or FSA. The Company and the Board’s Audit Committee have discussed this matter with the Company’s independent registered public accounting firm.

Background Information

SFAS 133 requires that all derivatives be carried on the Company’s balance sheet at fair value, and that periodic changes in their fair value be recorded in earnings. If hedging relationships meet certain criteria specified in SFAS 133, they are eligible for hedge accounting and the offsetting changes in fair value of the hedged items may be recorded in earnings. The application of hedge accounting generally requires the Company to evaluate the effectiveness of the hedging relationships on an ongoing basis and to calculate the changes in fair value of the derivatives and related hedged items independently. This is known as the “long-haul” method of hedge accounting.

Transactions that meet more stringent criteria qualify for the “short-cut” method of hedge accounting in which an assumption can be made that the change in fair value of a hedged item exactly offsets the change in value of the related derivative.

In the course of preparing its September 30, 2005 10-Q filing, the Company determined that its accounting documentation for certain “short-cut” hedging relationships did not meet the requirements of SFAS 133 for a number of fair value hedges. In addition, the Company incorrectly applied the short-cut method of hedge accounting to certain other hedge relationships.  Since these hedges were incorrectly designated as qualifying for short-cut hedge accounting, and the Company did not test the hedging relationships periodically for effectiveness, the provisions of SFAS 133 do not allow the Company to apply retroactively the “long-haul” method, although they would have qualified for long-haul hedge accounting treatment if they had been documented that way at their inception. To correct these errors, the Company will reverse the periodic changes in fair value of the hedged items that had previously been recognized in earnings.

Forward-Looking Statements

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts

•                       statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                       expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                       changes in capital requirements or other criteria of securities rating agencies applicable to FSA

•                       competitive forces, including the conduct of other financial guaranty insurers

•                       changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients

•                       changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results

•                       an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio

•                       inadequacy of reserves established by the Company for losses and loss adjustment expenses

•                       disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures

•                       downgrade or default of one or more of FSA’s reinsurers

•                       the amount and nature of business opportunities that may be presented to the Company

•                       market conditions, including the credit quality and market pricing of securities issued

•                       capacity limitations that may impair investor appetite for FSA-insured obligations

•                       market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements

•                       prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA, and

•                       changes in the value or performance of strategic investments made by the Company.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group, a leading European banking group. For additional information, visit www.fsa.com.